EXHIBIT 99.1

Zomedica Announces Second Quarter 2019 Financial Results

ANN ARBOR, Mich., Aug. 08, 2019 (GLOBE NEWSWIRE) -- Zomedica Pharmaceuticals Corp. (NYSE American:ZOM) (TSX-V:ZOM) (“Zomedica” or “Company”), a veterinary diagnostic and pharmaceutical company, today reported consolidated financial results for the second quarter ended June 30, 2019. Amounts, unless specified otherwise, are expressed in U.S. dollars and presented under accounting principles generally accepted in the United States of America (“U.S. GAAP”).

“We have made significant progress in the first half of 2019 with our development of TRUFORMA™, Zomedica’s point-of-care biosensor platform, as well as our digital data platform and other product lines,” said Gerald Solensky Jr., Chairman and CEO of Zomedica. “We believe our continued progress on our diagnostic platforms and therapeutic candidates will enable us to deliver products that make a real difference for clinical veterinarians and the care they provide to our companion animals.”

Corporate Highlights

  In May 2019, Zomedica entered into subscription agreements to sell $12,000,000 of its Series 1 Preferred Shares to an accredited investor in a private placement at a purchase price of $1,000,000 per Series 1 Preferred Share; $5,000,000 of the purchase price was paid in May 2019 and $7,000,000 was paid in June 2019.  The preferred shares do not have voting rights except to the extent required by applicable law and are not convertible into the Company’s common shares. Holders of the preferred shares will not be entitled to dividends but, in lieu thereof, will receive Net Sales Payments (annual payments equal to 9 percent of net sales of the Company) until such time as the holders have received total Net Sales Payments equal to 9 times the aggregate stated value of the outstanding preferred shares.

  In May 2019, the Company announced the achievement of beta finalization of the TRUFORMA™ instrument design, and the completion of feasibility testing of the first assays.  With the achievement of these milestones, we have transitioned to final design and commercial production for the instrument. Based on our development work, the initial assays have satisfied Zomedica’s target product specification for correlation greater than 0.95 and for dynamic range, which depending on the assay, are as low as 9 pg/mL and greater than 500 ng/mL. Time to result during this feasibility testing averaged less than 15 minutes utilizing canine and feline serum samples.  We expect to commence commercialization of TRUFORMA™ and the initial assays in the first quarter of 2020.

  In June 2019, Zomedica announced the completion of initial development work on a blood-borne lymphoma cancer assay, designated ZM-022, intended for use with its canine cancer liquid biopsy platform, ZM-017.  The lymphoma assay is designed to identify specific genetic abnormalities using fluorescence in situ hybridization. The assay is being developed for use on Zomedica’s liquid biopsy platform.  Zomedica expects to commence commercialization of the platform and initial assays in the second half of 2020.

  In July 2019, the Company announced development initiation of a digital customer data platform to enhance customer experience and the Company’s diagnostic pipeline. The platform is also intended to support veterinary teams with clinically relevant business services, including inventory management and key performance metrics reporting.  The platform is expected to launch in the first quarter of 2020 along with the commercialization of TRUFORMA™.

Summary Second Quarter 2019 Results

Zomedica recorded net loss and comprehensive loss for the three and six months ended June 30, 2019 of $2,404,427, or $0.02 per share, and $14,081,337, or $0.13 per share, compared to a loss of $4,144,398, or $0.04 per share, and $6,315,727, or $0.07 per share, for the three and six months ended June 30, 2018.

Research and development expense for the three months ended June 30, 2019 was $1,061,507 compared to $2,534,620 for the three months ended June 30, 2018, a decrease of $1,473,113 or 58%. The decrease was primarily due to the payment in the 2018 period of an up-front licensing fee of $1,738,513 to Seraph Biosciences, Inc. (“Seraph”) upon the execution of our development, commercialization and exclusive distribution agreement and $333,247 of additional development costs due to Seraph. This decrease was partially offset by a $119,030 increase in contract expenditures principally related to development of the five assays for TRUFORMA™ in the June 2019 period, as well as a $58,862 increase in salaries, bonus and benefits and $50,000 in additional licensing fees upon the achievement of milestone activities under our license and supply agreement with Celsee, Inc. (“Celsee”).

Research and development expense for the six months ended June 30, 2019 was $8,592,882 compared to $3,134,961 for the six months ended June 30, 2018, an increase of $5,457,921 or 174%.  The increase was primarily due to $5,000,000 of expenses recognized upon the achievement of development milestones relating to TRUFORMA™ under our development and supply agreement with Qorvo Biotechnologies, LLC. (“Qorvo”) and $736,841 of additional milestone expenses relating to our development of ZM-017 under our license and supply agreement with Celsee, as well as a $123,351 increase in salaries, bonus and benefits and an increase of $59,691 in consulting expenses. The increase was partially offset by expenses in the 2018 period of an up-front licensing fee of $1,738,513 to Seraph upon the execution of our development, commercialization and exclusive distribution agreement and $333,247 of additional development fees due to Seraph.

General and administrative expense for the three months ended June 30, 2019 was $921,446, compared to $1,248,490 for the three months ended June 30, 2018, a decrease of $327,044 or 26%. The decrease was primarily due to $215,749 of accrued severance payments incurred in the 2018 period to a former officer of the Company, and the reclassification of rent expense to amortization of right-of-use asset of $127,345.

General and administrative expense for the six months ended June 30, 2019 was $4,152,709, compared to $2,408,662 for the six months ended June 30, 2018, an increase of $1,744,047 or 72%. The increase was primarily due to a $2,070,466 increase in salaries, bonus and benefits, which included share–based compensation expense of $2,341,104. After adjusting for the share-based compensation expense, general and administrative expense decreased $597,057 or 25% primarily as a result of a $270,638 decrease in salaries, bonus and benefits, and the reclassification of rent expense to amortization of right-of-use asset of $254,690.

Professional fees for the three months ended June 30, 2019 were $211,520 compared to $336,455 for the three months ended June 30, 2018, a decrease of $124,935 or 37%. The decrease was due to a reduction in legal and consulting fees associated with SEC and related filings.

Professional fees for the six months ended June 30, 2019 were $950,914 compared to $708,402 for the six months ended June 30, 2018, an increase of $242,512 or 34%. The increase was primarily due to increased expenses related to the filing of our S-3 resale registration statement and our S-8 registration statement.

Liquidity and Outstanding Share Capital

Zomedica had cash and cash equivalents of $5,822,148 as of June 30, 2019, compared to $1,940,265 as of December 31, 2018. The increase in cash during the six months ended June 30, 2019 resulted primarily from the financing activities described below, partially offset by cashflows used in operating and investing activities as discussed below.

Net cash used in operating activities for the three months ended June 30, 2019 was $8,436,011, compared to $2,740,495 for the three months ended June 30, 2018, an increase of $5,695,516 or 208%. The largest use of cash was the payment of $5,000,000 upon the achievement of development milestones relating to TRUFORMA™ under our development and supply agreement with Qorvo. Other increased uses of cash included an increase in salaries, bonus and benefits as we had 25 employees at June 30, 2019 compared to 20 employees at June 30, 2018. Additional uses of cash include costs associated with deposits on research and development projects, regulatory costs, insurance and professional fees, and reporting costs associated with being subject to U.S. securities law reporting obligations and pre-marketing activities.

Net cash used in operating activities for the six months ended June 30, 2019 was $11,017,287, compared to $4,448,289 for the three months ended June 30, 2018, an increase of $6,568,998 or 148%. The largest use of cash was the payment of $5,000,000 upon the achievement of development milestones relating to TRUFORMA™ under our development and supply agreement with Qorvo. Other increased uses of cash included an increase in salaries, bonus and benefits as we had 25 employees at June 30, 2019 compared to 20 employees at June 30, 2018. Additional uses of cash include costs associated with deposits on research and development projects, regulatory costs, insurance and professional fees, and reporting costs associated with being subject to U.S. securities law reporting obligations and pre-marketing activities.

Net cash used in operating activities for the three and six months ended June 30, 2018 was $2,740,495, and $4,448,289, which resulted primarily from our net loss of $4,144,398 and $6,315,727, respectively.  The largest use of cash stemmed from an increase in salaries, bonus and benefits.  Other significant uses of cash included the Seraph up-front licensing fee cash payment of $500,000, increased regulatory and insurance expenses related to our listing on the NYSE American, and increased travel and accommodation expenses related to business development and pre-marketing activities.

Net cash from financing activities for the three months ended June 30, 2019 was $11,966,905, compared to $4,009,212 for the three months ended June 30, 2018 an increase of $7,957,693 or 198%.  Cash from financing activities resulted primarily from the $12,000,000 private offering of our preferred shares, net of financing costs.

Net cash from financing activities for the six months ended June 30, 2019 was $14,973,733, compared to $5,416,998 for the six months ended June 30, 2018 an increase of $9,556,735 or 176%.  Cash from financing activities resulted from the $12,000,000 private offering of our preferred shares and $3,000,000 from the underwritten public offering of our common stock, net of financing costs, and $600,000 from the exercise of stock options.

Net cash from financing activities for the three and six months ended June 30, 2018 was $4,009,212 and $5,416,998, which was due to cash proceeds from financing and the exercise of stock options.

Net cash used in investing activities for the three months ended June 30, 2019 was $5,477, compared to $124,474 for the three months ended June 30, 2018, a decrease of $118,997 or 96%.  Net cash used in investing activities during the 2018 period included the build-out of office space, and purchases of lab and office equipment for our new Ann Arbor facility, which was completed in the third quarter of 2018.

Net cash used in investing activities for the six months ended June 30, 2019 was $74,563, compared to $137,693 for the six months ended June 30, 2018, a decrease of $63,130 or 46%.  Net cash used in investing activities during the 2018 period included the build-out of office space, and purchases of lab and office equipment for our new Ann Arbor facility, which was completed in the third quarter of 2018.

As of June 30, 2019, Zomedica had 20 Series 1 preferred shares authorized with 12 Series 1 preferred shares issued and outstanding. As of August 8, 2019, Zomedica had 12 preferred shares issued and outstanding.

As of June 30, 2019, Zomedica had an unlimited number of authorized common shares with 108,038,398 common shares issued and outstanding.  As of August 8, 2019, Zomedica had 108,038,398 common shares issued and outstanding.

As of June 30, 2019 and December 31, 2018, Zomedica had shareholders’ equity of $7,682,604 and $3,657,000, respectively.

For complete financial results, please see Zomedica’s filings on EDGAR and SEDAR or visit the Zomedica website at www.ZOMEDICA.com.

About Zomedica

Based in Ann Arbor, Michigan, Zomedica (NYSE American:ZOM) (TSX-V:ZOM) is a veterinary diagnostic and pharmaceutical and company creating products for companion animals (canine, feline and equine) by focusing on the unmet needs of clinical veterinarians. Zomedica’s product portfolio includes novel diagnostics and innovative therapeutics that emphasize patient health and practice health. With a team that includes clinical veterinary professionals, it is Zomedica’s mission to give veterinarians the opportunity to lower costs, increase productivity, and grow revenue while better serving the animals in their care. For more information, visit www.ZOMEDICA.com.

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Reader Advisory
Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of the release.

Except for statements of historical fact, this news release contains certain "forward-looking information" within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as "plan", "expect", "project", "intend", "believe", "anticipate", "estimate" and other similar words, or statements that certain events or conditions "may" or "will" occur. Although we believe that the expectations reflected in the forward-looking information are reasonable, there can be no assurance that such expectations will prove to be correct. We cannot guarantee future results, performance or achievements. Consequently, there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking information.

Forward-looking information is based on the opinions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking information. Some of the risks and other factors that could cause the results to differ materially from those expressed in the forward-looking information include, but are not limited to: uncertainty as to whether our strategies and business plans will yield the expected benefits; uncertainty as to the timing and results of development work and pilot and pivotal studies, uncertainty as to the likelihood and timing of regulatory approvals, availability and cost of capital; the ability to identify and develop and achieve commercial success for new products and technologies; the level of expenditures necessary to maintain and improve the quality of products and services; changes in technology and changes in laws and regulations; our ability to secure and maintain strategic relationships; risks pertaining to permits and licensing, intellectual property infringement risks, risks relating to future clinical trials, regulatory approvals, safety and efficacy of our products, the use of our product, intellectual property protection and the other risk factors disclosed in our filings with the Securities and Exchange Commission and under our profile on SEDAR at www.sedar.com. Readers are cautioned that this list of risk factors should not be construed as exhaustive.

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Investor Relations Contacts
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